EXHIBIT 21.1

Name of Subsidiary		Jurisdiction

–	Fidelity Core Real Estate Operating Partnership LP	Delaware

–	FCREF 85 Exchange GP LLC	Delaware

–	FCREF 85 Exchange LP	Delaware

–	FCREF 3200 Washington LLC	Delaware

–	FCREF Chandler I LLC	Delaware

–	FCREF Chandler II LLC	Delaware

–	FCREF Creekstone GP LLC	Delaware

–	FCREF Creekstone LP	Delaware

–	FCREF Gold Star LLC	Delaware

–	FCREF Independence Square GP LLC	Delaware

–	FCREF Independence Square LP	Delaware

–	FCREF Liquidity Vehicle LLC	Delaware

–	FCREF MA Holdco LLC	Delaware

–	FCREF Millside LLC	Delaware

–	FCREF Northmark GP LLC	Delaware

–	FCREF Northmark LP	Delaware

–	FCREF Riverway LLC	Delaware

–	FCREF Sylva JV General Partner LLC	Delaware

–	FCREF Sylva Joint Venture LP	Delaware

–	FCREF Sylva JV Limited Partner LLC	Delaware

–	FCREF Sylva Property Owner GP, LLC	Delaware

–	FCREF Sylva Property Owner LP	Delaware

–	FCREF Sylva TRS, LLC	Delaware

–	FCREF Texas GP LLC	Delaware

–	FCREF Texas LP	Delaware

–	FCREF Thurmon Tanner A LLC	Delaware

–	FCREF TRS LLC	Delaware

–	FCREF Vineyard Towne I LLC	Delaware

–	FCREF Vineyard Towne II LLC	Delaware

–	Silverdale Joint Venture Managing Member, LLC	Delaware

–	Silverdale Joint Venture, LLC	Delaware

–	Silverdale Property Owner, LLC	Washington